                                                                       EXHIBIT 2

                    SECOND AMENDMENT TO PURCHASE AGREEMENT
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     This Second Amendment to Purchase Agreement (this "Second Amendment") is
                                                        ----------------
made by and among GLENBOROUGH PROPERTIES, L.P., CHASE MONROE LLC, GLB CHASE ON COMMONWEALTH, L.P., GLB COURTYARD, L.P., GLB FARMHURST, L.P., GLB THE OAKS, L.P., GLB SHARONRIDGE - PHASE I, LIMITED PARTNERSHIP, GLB SHARONRIDGE - PHASE II, LIMITED PARTNERSHIP, GLB WENDOVER GLEN, L.P., GLENBOROUGH FUND V, LIMITED PARTNERSHIP, GLENBOROUGH FUND VI, LLC, and GLENBOROUGH FUND X, LIMITED PARTNERSHIP (collectively, "Transferors") and BUSH GARDENS, LLC, a Nevada
                            -----------
limited liability company ("Buyer").
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                               R E C I T A L S:
                               ----------------


     A. Transferors and Buyer entered into that certain Purchase Agreement effective September 26, 2000 (the "Original Agreement"), pursuant to which
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Transferors agreed to sell to Buyer and Buyer agreed to purchase from
Transferors the Properties described therein. The Original Agreement has been amended by that certain First Amendment to Purchase Agreement dated November 10, 2000 (the "First Amendment"). The Original Agreement as amended by the First
           ---------------
Amendment is hereinafter referred to as the "Agreement". Unless otherwise expressly defined, all capitalized terms used herein shall have the meanings given to such terms in the Agreement.


     B. Transferors and Buyer have decided to further amend the Agreement in certain respects.


     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants herein contained, Transferors and Buyer hereby agree as follows:


     1.  Consideration.  Section 3 of the Agreement is hereby revised to provide
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that the total Consideration for the Property shall be Three Hundred Ninety-Nine
Million Ninety-Three Thousand Five Hundred Sixteen & No/100 ($399,093,516.00); said reduction in the Consideration represents a credit to Buyer for capital items identified by Buyer in the course of Buyer's due diligence investigations of the Properties.


     2.  Approval Date.  The Approval Date, which is defined in Addendum I of
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the Agreement, is hereby extended to December 12, 2000, but only as to
Investigation Matters relating to items (iii), (iv) and (v) as shown in the definition of Investigation Matters. Notwithstanding the foregoing, Buyer shall continue to have a right of continued inspection and review of the Properties with respect to items (i) and (ii) of the Investigation Matters until the extended Approval Date of December 12, 2000.

     3.  Conditions to Closing.  Section 5(a) of the Agreement is hereby amended
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to include the following additional Buyer's Condition Precedent:


     "(viii) On or before the Approval Date, [redacted] shall have delivered to Buyer a written commitment to participate in the purchase of the Property as an equity partner upon terms and conditions satisfactory to Buyer. Any right to terminate pursuant to this Buyer's Condition Precedent shall be exercised by written notice to Transferors on or before the Approval Date, or be deemed waived by Buyer."


     4.  Buyer's Deliveries.  In addition to the Buyer's deliveries to the Title
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Company pursuant to Section 6(e) of the Purchase Agreement, Buyer shall cause
Messrs. Galesi, Trimarchi, Kimel and Beard each to execute a Standstill Agreement (each a "Standstill Agreement") to be delivered in escrow to the Title
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Company at or before the Closing pursuant to which each of such persons will agree, from and after the Closing, to refrain and to require their respective Affiliates to refrain from acquiring other than in a Permitted Transaction, the equity securities of Glenborough Realty Trust, Inc. ("GLB") for a five year period following Closing. For the purposes hereof, a "Permitted Transaction" shall mean (i) any acquisition of securities by the persons in question, or their affiliates, consented to in writing by GLB, (ii) any transaction pursuant to which the persons in question, or their affiliates, receive equity securities of GLB in connection with any merger, consolidation, reorganization, dividend or distribution relating to the securities of any entity other than GLB or relating to any securities of GLB or its affiliates now held by such persons, or their affiliates, provided that any such equity securities of GLB received represent a minor portion of the total assets involved in such transaction(s) and that such transaction(s) are not entered into with an intent to avoid the restrictions contained in the Standstill Agreement (iii) any transfer by operation of law or by will or (iv) any acquisition deemed to occur by virtue of appointment or succession to an office or position as a fiduciary or as a member of the Board of Directors or governing body of any entity. In addition to the Standstill Agreements referenced above, Buyer shall cause [redacted] to agree in writing that for a period of twelve (12) months, it will not knowingly provide equity or debt financing to any person or entity for the purpose of consummating a transaction as a result of which, without the consent of GLB's Board of Directors, such person or its affiliates comes to own, of record or beneficially, equity securities of GLB having the right to cast at any annual meeting thereof, more than 4.9% of the votes entitled to be cast by the holders of all of the equity securities of GLB with respect to the election of directors; provided, however, that the foregoing restriction shall not apply to the provision of credit or equity capital to fiduciaries, entities registered under the Investment Company Act of 1940, registered Investment Advisors acting in the ordinary course of their business or members of the National Association of Securities Dealers acting in the ordinary course of their business (the "[redacted] Agreement"). The Standstill Agreements and the [redacted] Agreement
---------------------
shall be in form and content reasonably acceptable to Transferors, which form must be agreed upon on or before

December 12, 2000, and Transferors acceptance of the form of such Agreements by such date shall be a Transferor's Condition Precedent pursuant to Section 5(b) of the Purchase Agreement. Any right to terminate pursuant to this Buyer's Condition Precedent shall be exercised by written notice to Buyer on or before the Approval Date, or be deemed waived by Transferors.


     5.  HUD Provision.  Notwithstanding anything contained in the Agreement to
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the contrary, Buyer agrees that with respect to the following properties in
North Carolina which are subject to mortgage liens in favor of HUD, Buyer will not assume the burdens and benefits of ownership of such properties until Buyer has received HUD's preliminary TPA Approval letter: Chase on Commonwealth, The Courtyard, The Landing on Farmhurst, The Oaks, Sharonridge - Phase I, Sharonridge - Phase II, and Wendover Glen.



     6.  Property Description.  Schedule I attached to the Agreement is hereby
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amended to delete the legal description for the property known as La Costa, and replace it with the legal description attached hereto as Exhibit A.

     7.  Capital Expenditures.  Schedule 2(a) attached to the Agreement is
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hereby replaced in its entirety with the new revised Schedule 2(a) attached hereto as Exhibit B.


     8.  Ratification.  Except as amended by this Second Amendment, the terms
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and provisions of the Agreement shall remain in full force and effect, and shall be binding upon and inure to the benefit of the parties hereto.


                  (Remainder of page intentionally left blank)

     EXECUTED as of November 30, 2000.

TRANSFERORS:

GLENBOROUGH PROPERTIES, L.P.
a California limited partnership

By   Glenborough Realty Trust Incorporated,
     a Maryland corporation,
     its General Partner


     By
         ----------------------------------
         Its
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CHASE MONROE LLC,
a Delaware limited liability company

By:  Glenborough Properties, L.P.,
     a California limited partnership
     Its Managing Member

     By:  Glenborough Realty Trust Incorporated
     Its General Partner


     By
         ----------------------------------
         Its
            -------------------------------


GLB CHASE ON COMMONWEALTH, L.P.,
a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
         ----------------------------------
         Its
            -------------------------------


GLB COURTYARD, L.P.,
a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
         ----------------------------------
         Its
            -------------------------------

GLB FARMHURST, L.P.,
a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
         ----------------------------------
         Its
            -------------------------------


GLB THE OAKS, L.P.,
a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
         ----------------------------------
         Its
            -------------------------------


GLB SHARONRIDGE - PHASE I, LIMITED PARTNERSHIP, a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
         ----------------------------------
         Its
            -------------------------------


GLB SHARONRIDGE - PHASE II, LIMITED PARTNERSHIP, a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
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         Its
            -------------------------------

GLB WENDOVER GLEN, L.P.,
a North Carolina limited partnership

By:  Glenborough Corporation
     Its Agent


     By
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         Its
            -------------------------------


GLENBOROUGH FUND V, LIMITED PARTNERSHIP, a Delaware limited partnership

By:  Glenborough Realty Trust Incorporated
     Its Agent


     By
         ----------------------------------
         Its
            -------------------------------


GLENBOROUGH FUND VI, LLC,
a Delaware limited liability company

By:   Glenborough Realty Trust Incorporated
      Its Agent


     By
         ----------------------------------
         Its
            -------------------------------


GLENBOROUGH FUND X, LIMITED PARTNERSHIP, a Delaware limited partnership

By:   Glenborough Realty Trust Incorporated
      Its Agent


     By
         ----------------------------------
         Its
            -------------------------------

BUYER:

BUSH GARDENS, LLC, a Nevada limited liability company


     By
         ----------------------------------
         Its
            -------------------------------